UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 4, 2016

COMMISSION FILE NUMBER 001-36285

Incorporated in the State of Delaware

I.R.S. Employer Identification Number 46-4559529

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(Principal Executive Office)

Telephone Number: (904) 357-4600

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 4, 2016, Rayonier Advanced Materials Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell 1,725,000 shares (which includes the option exercised by the underwriters to purchase 225,000 additional shares) of the Company’s 8.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”). The offering and sale of the Mandatory Convertible Preferred Stock pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-209747) (“Registration Statement”), which became effective on March 25, 2016.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Underwriters. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with sale of the Mandatory Convertible Preferred Stock and for customary contribution provisions in respect of those liabilities. The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing the matters therein as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Certain of the Underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with the Company and its affiliates and provided financial advisory services to the Company and its affiliates in the ordinary course of their business, and may do so in the future. Such Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Item 3.03.	Material Modification of the Rights of Security Holders.

In connection with the issuance of the Mandatory Convertible Preferred Stock, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, effective August 10, 2016 (the “Certificate of Designations”), setting out the form and the terms of the Mandatory Convertible Preferred Stock, which Certificate of Designations amended the Company’s Amended and Restated Certificate of Incorporation.

Subject to certain exceptions, so long as any share of the Mandatory Convertible Preferred Stock remains outstanding, the Company’s ability to declare or pay dividends or make distributions on, or purchase, redeem or otherwise acquire for consideration, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or any capital stock of the Company currently outstanding or issued in the future that ranks junior to or on parity with the Mandatory Convertible Preferred Stock will be subject to certain restrictions in the event that the Company does not declare and pay in full, or set a part a sufficient number of shares of Common Stock for the payment of, the dividends on the outstanding shares of the Mandatory Convertible Preferred Stock.

In addition, upon the Company’s liquidation, winding-up or dissolution, whether voluntary or involuntary, each holder of Mandatory Convertible Preferred Stock shall be entitled to receive a liquidation preference in the amount of $100 per share of the Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Company available for distribution to its stockholders, after satisfaction of liabilities owed to the Company’s creditors and holders of shares of any stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, Common Stock.

The foregoing description is only a summary of certain provisions of the Certificate of Designations and is qualified in its entirety by the terms of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1, and incorporated herein by reference. A copy of the form of certificate representing the Mandatory Convertible Preferred Stock is also attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation.

On August 10, 2016, in connection with the issuance of the Mandatory Convertible Preferred Stock, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, which, among other things, amended the Company’s Amended and Restated Certificate of Incorporation.

The Mandatory Convertible Preferred Stock will rank, with respect to dividend rights and rights upon the Company’s liquidation, winding-up or dissolution:

•	senior to all Common Stock and each other class of capital stock or series of preferred stock of the Company issued after August 10, 2016, the original issue date of the Mandatory Convertible Preferred Stock, unless the terms of that stock expressly provide that it ranks senior to, or equally with, the Mandatory Convertible Preferred Stock;

•	on parity with all class of capital stock of the Company issued after August 10, 2016, the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock;

•	junior to each class of capital stock of the Company established after August 10, 2016, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock; and

•	junior to the Company’s existing and future indebtedness (including trade payables).

The Company will pay cumulative dividends on each share of the Mandatory Convertible Preferred Stock at a rate of 8.00% per annum on the initial liquidation preference of $100 per share. Dividends will accumulate from the date of issuance and, to the extent that the Company is legally permitted to pay dividends and its board of directors declares a dividend payable, the Company will pay dividends quarterly in cash on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2016 and ending on, and including, August 15, 2019. The Company will pay or deliver, as the case may be, dividends in cash, shares of Common Stock, or a combination thereof, at its election.

Each share of Mandatory Convertible Preferred Stock will automatically convert into shares of Common Stock on the mandatory conversion date, which is expected to be August 15, 2019, if not earlier converted at the option of the holder. The number of shares issuable upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be a variable amount based on the average of the daily volume weighted average price per share of Common Stock during a specified period of 20 consecutive trading days with the number of shares of Common Stock ranging from 6.5923 to 7.7459 per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments.

Other than during a fundamental change conversion period (as defined in the Certificate of Designations), at any time prior to August 15, 2019, holders of the Mandatory Convertible Preferred Stock may elect to convert their shares at the minimum conversion rate of 6.5923, subject to anti-dilution adjustments and adjustments for accrued and unpaid dividends for past dividend periods. Upon a fundamental change (as defined in the Certificate of Designations), holders of the Mandatory Convertible Preferred Stock may elect to convert their shares at a fundamental change conversion rate (as defined in the Certificate of Designations) and will be entitled to accrued and unpaid dividends for past dividend periods and a make-whole dividend amount for the then-current dividend period and remaining dividend periods through August 15, 2019. The Company may elect to pay accrued and unpaid dividends payable in connection with any conversion of the Mandatory Convertible Preferred Stock in cash, shares of Common Stock or a combination thereof.

Except as required by law or the Company’s Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations for the Mandatory Convertible Preferred Stock, the holders of the Mandatory Convertible Preferred Stock have no voting rights (other than with respect to certain matters regarding the Mandatory Convertible Preferred Stock or when dividends payable on the Mandatory Convertible Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, as provided in the Certificate of Designations).

The foregoing summary of the material terms of the Certificate of Designations is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On August 10, 2016, the Company closed its public offering of 1,725,000 shares of its Mandatory Convertible Preferred Stock pursuant to the Underwriting Agreement. The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement; (ii) the Certificate of Designations; (iii) the form of certificate representing the Mandatory Convertible Preferred Stock; and (iv) the validity opinion letter with respect to the Mandatory Convertible Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

1.1	Underwriting Agreement, dated August 4, 2016, among Rayonier Advanced Materials Inc. and the underwriters party thereto

3.1	Certificate of Designations of 8.00% Series A Mandatory Convertible Preferred Stock of Rayonier Advanced Materials Inc., filed with the Secretary of State of the State of Delaware and effective August 10, 2016

4.1	Form of certificate representing the Registrant’s 8.00% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen and Katz (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

By:	/s/ Michael R. Herman
Name:	Michael R. Herman
Title:	Senior Vice President, General Counsel and Secretary

Date: August 10, 2016

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated August 4, 2016, among Rayonier Advanced Materials Inc. and the underwriters party thereto

3.1	Certificate of Designations of 8.00% Series A Mandatory Convertible Preferred Stock of Rayonier Advanced Materials Inc., filed with the Secretary of State of the State of Delaware and effective August 10, 2016

4.1	Form of certificate representing the Registrant’s 8.00% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen and Katz (included in Exhibit 5.1)